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Exhibit 4.1

COMMON STOCK PAR VALUE $.01 PER SHARE	[Ameriprise Financial Logo]
NUMBER SHARES
AMP
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 03076C 10 6
THIS CERTIFIES THAT
Is the Holder of record of
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF	See reverse for certain definitions Transferable in New York, NY
Ameriprise Financial, Inc. transferable upon the books of the corporation upon surrender of this certificate properly endorsed.
This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
CERTIFICATE OF STOCK
WITNESS the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.
Dated
Countersigned and Registered: THE BANK OF NEW YORK Transfer Agent and Registrar
By
Authorized Signature	TREASURER	CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AMERIPRISE FINANCIAL, INC. DELAWARE
CORPORATE SEAL 1983

AMERIPRISE FINANCIAL, INC.

        Shareholders may obtain, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights granted to or imposed upon each class of shares or series thereof authorized to be issued and upon the holders thereof from the office of the Secretary of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–as tenants in common	UNIF GIFT MIN ACT-	Custodian (Cust) (Minor)
TEN ENT	–as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	–as joint tenants with right of survivorship and not as tenants in common		Act (State)
		UNIF TRF MIN ACT-	Custodian (until age ) (Cust)
under Uniform Transfers (Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        FOR VALUE RECEIVED,                                                                                                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X
X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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AMERIPRISE FINANCIAL, INC.